As filed with the Securities and Exchange Commission on January 29, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

WATSCO, INC.

(Exact name of registrant as specified in its charter)

Florida

(State of incorporation or organization)

59-0778222

(I.R.S. Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address, including zip code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class B Common Stock, par value $0.50 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable):

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Class B Common Stock, par value $0.50 per share, of Watsco, Inc., a Florida corporation (the “Company”), contained in Item 8.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2012, is incorporated by reference in this Item 1.

Item 2.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Articles of Incorporation of Watsco, Inc., filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of Watsco, Inc., filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2012 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: January 29, 2013	By:	/s/ Ana M. Menendez
Ana M. Menendez
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of Watsco, Inc., filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 and incorporated herein by reference.

4.2	Amended and Restated Bylaws of Watsco, Inc., filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 28, 2012 and incorporated herein by reference.